EXHIBIT 99.1

Corporate Relations | 77 Beale Street | San Francisco, CA 94105 | 1 (415) 973-5930 | www.pgecorp.com
July 29, 2015

PG&E Corporation Reports Second-Quarter Financial Results

San Francisco, Calif.— PG&E Corporation's (NYSE: PCG) second-quarter 2015 net income after dividends on preferred stock (also called "income available for common shareholders") was $402 million or $0.83 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $267 million, or $0.57 per share, for the second quarter of 2014.

GAAP results include items that management does not consider part of the normal course of operations (items impacting comparability), which totaled $67 million pre-tax, or $0.08 per share, for the quarter. These items included accruals related to the expected disallowance of certain gas transmission capital expenditures that PG&E believes will be treated as part of the previously announced penalty resulting from the San Bruno investigation. Other items included expenses related to pipeline safety enhancement work, as well as legal and regulatory costs associated with natural gas matters. These were offset partially by insurance recoveries.

"We're committed to ongoing investment and innovation to meet the needs of our customers and to help California achieve its clean energy, environmental and economic goals. During the quarter, we delivered strong operational performance and took steps to mitigate the impact of California's drought and wildfires on our operations this summer.  On the regulatory front, we saw progress toward simplifying rate structures and we filed our longer-term plans for continued grid modernization to meet our customers' evolving needs to integrate solar, utilize storage and adopt other innovations," said Tony Earley, Chairman, CEO and President of PG&E Corporation.

Second-Quarter Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation's earnings from operations for the second quarter of 2015 were $442 million, or $0.91 per share, up from $324 million, or $0.69 per share, during the same period in 2014. The largest factor contributing to this quarter-over-quarter increase was the timing of the final decision in the 2014 General Rate Case (GRC), which was received in the third quarter last year. Growth in rate base authorized in the GRC decision also contributed to the quarter-over-quarter difference. These and other positive items were offset in part by lower cost recovery due to the timing of the company's pending Gas Transmission rate case. A final decision in that case now appears likely in 2016, based on a revised schedule issued recently by the California Public Utilities Commission.

2015 Earnings Guidance

In light of the revised schedule for the Gas Transmission rate case, PG&E Corporation is updating 2015 guidance for non-GAAP earnings from operations. Updated guidance reflecting the timing of the decision is now $2.90 to $3.10 per share, compared with the previously issued range of $3.50 to $3.70 per share. On a GAAP basis, the range for projected earnings is now $1.51 to $1.83 per share, reflecting the impact of the penalties assessed by the CPUC as well as other items, compared with $1.93 to $2.25 per share previously. Guidance is based on various assumptions and forecasts, including those relating to expenses, authorized revenues, capital expenditures, rate base, and equity issuances.

PG&E Corporation discloses historical financial results and provides guidance based on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated income available for common shareholders presented in accordance with GAAP. See the accompanying tables for a reconciliation of the differences between results and guidance based on earnings from operations and results and guidance based on consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community, including some of the assumptions and forecasts underlying 2015 EPS guidance, have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation's website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Conference Call with the Financial Community to Discuss Financial Results

Today's call at 10:00 a.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The call will be archived on the website. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through August 12, 2015, by dialing (866) 415-9493.  International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 24191# will be required to access the replay.

Management's statements providing guidance for PG&E Corporation's 2015 financial results and the underlying assumptions and forecasts constitute forward-looking statements that reflect management's judgment and opinions. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	developments that may occur in the federal criminal prosecution of the Utility, the CPUC's investigation of the Utility's natural gas distribution operations, and whether the CPUC's Safety and Enforcement Division imposes fines on the Utility with respect to self-reported or alleged noncompliance with safety regulations;

•	the timing and outcome of the CPUC's investigation and the pending criminal investigations relating to communications between the Utility and the CPUC that may have violated the CPUC's rules regarding ex parte communications or are otherwise alleged to be improper, and whether such matters negatively affect the final outcomes of pending ratemaking proceedings;

•
the Utility's ability to control its costs within the adopted levels of spending and the extent to which actual costs that are not recovered through rates exceed the forecast of unrecovered costs due to changes in cost forecasts or the scope and timing of planned work;

•
the amount and timing of additional equity and debt issuances and whether PG&E Corporation and the Utility are able to continue accessing capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•
the impact that reductions in customer demand for electricity and natural gas have on the Utility's ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility's business strategy to address the impact of growing distributed and renewable generation resources and changing customer demands is successful;

•	changes in estimated environmental remediation costs, including costs associated with the Utility's natural gas compressor sites;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; and

•
the other factors disclosed in PG&E Corporation's and the Utility's joint Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2015.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California's largest investor-owned utility.  PG&E serves nearly 16 million Californians across a 70,000 square-mile service area in Northern and Central California.  For more information, visit http://www.pgecorp.com/ and www.pge.com.

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2015	2014	2015	2014
Operating Revenues
Electric	$3,463	$3,233	$6,476	$6,234
Natural gas	754	719	1,640	1,609
Total operating revenues	4,217	3,952	8,116	7,843
Operating Expenses
Cost of electricity	1,277	1,349	2,277	2,559
Cost of natural gas	118	200	392	560
Operating and maintenance	1,484	1,328	3,407	2,627
Depreciation, amortization, and decommissioning	651	557	1,282	1,095
Total operating expenses	3,530	3,434	7,358	6,841
Operating Income	687	518	758	1,002
Interest income	3	2	4	5
Interest expense	(192)	(188)	(381)	(373)
Other income, net	18	43	76	62
Income Before Income Taxes	516	375	457	696
Income tax provision	110	104	17	195
Net Income	406	271	440	501
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income Available for Common Shareholders	$402	$267	$433	$494
Weighted Average Common Shares Outstanding, Basic	480	467	479	463
Weighted Average Common Shares Outstanding, Diluted	483	469	483	465
Net Earnings Per Common Share, Basic	$0.84	$0.57	$0.90	$1.07
Net Earnings Per Common Share, Diluted	$0.83	$0.57	$0.90	$1.06
Dividends Declared Per Common Share	$0.46	$0.46	$0.91	$0.91

Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")
Second Quarter and Year to Date (YTD), 2015 vs. 2014
(in millions, except per share amounts)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2015	2014	2015	2014	2015	2014	2015	2014
PG&E Corporation's Earnings from Operations (1)	$ 442	$ 324	$ 0.91	$ 0.69	$ 860	$ 575	$ 1.78	$ 1.24

2015 Items Impacting Comparability: (2)
Pipeline related expenses(3)	(9)	-	(0.02)	-	(19)	-	(0.04)	-
Legal and regulatory related expenses (4)	(10)	-	(0.02)	-	(18)	-	(0.04)	-
Fines and penalties (5)	(44)	-	(0.09)	-	(413)	-	(0.85)	-
Insurance recoveries (6)	23	-	0.05	-	23	-	0.05	-

2014 Items Impacting Comparability (2)
Natural gas matters(7)		(57)		(0.12)		(81)		(0.18)

PG&E Corporation's Earnings on a GAAP basis	$ 402	$ 267	$ 0.83	$ 0.57	$ 433	$ 494	$ 0.90	$ 1.06

(1)
"Earnings from operations" is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability as described in Note (2) below. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation.

(2)
Items impacting comparability represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
The Utility incurred costs of $15 million and $32 million, pre-tax, during the three and six months ended June 30, 2015, respectively, for pipeline related expenses, including costs related to the multi-year effort to identify and remove encroachments from transmission pipeline rights of way and costs to perform remaining work under the Utility's pipeline safety enhancement plan ("PSEP").

(4)
The Utility incurred costs of $16 million and $30 million, pre-tax, during the three and six months ended June 30, 2015, respectively, for legal and regulatory related expenses, including legal and other costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(5)
The Utility incurred costs of $75 million and $628 million, pre-tax, during the three and six months ended June 30, 2015, respectively, associated with fines and penalties imposed by the CPUC on April 9, 2015 in the gas transmission pipeline investigations. As shown in the table below, these costs include an increase to the accrual for fines payable to the State General Fund, a charge for a bill credit for natural gas customers, and an estimated charge for capital costs (which includes less than $1 million for remedy related capital costs) incurred during the six months ended June 30, 2015 that the Utility believes are probable of disallowance in the Gas Transmission and Storage rate case.

(in millions, pre-tax)	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Fine payable to the state	$ -	$ (100)
Customer bill credit	-	(400)
Charge for disallowed capital	(75)	(128)
Fines and penalties	$ (75)	$ (628)

Future fines or penalties may be imposed in connection with other enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications.
(6)	For the three months ended June 30, 2015 the Utility received $39 million, pre-tax, for insurance recoveries.
(7)
In 2014, natural gas matters included pipeline-related costs to perform work under the PSEP and other activities associated with safety improvements to the Utility's natural gas system, as well as legal and other costs related to natural gas matters. Natural gas matters also included charges recorded related to fines, third party liability claims, and insurance recoveries in 2014.

Key Drivers of PG&E Corporation Earnings per Common Share ("EPS") from Operations
Second Quarter and YTD, 2015 vs. 2014
($/Share, Diluted)

Second Quarter 2014 EPS from Operations (1)	$ 0.69

2014 GRC cost recovery (2)	0.21
Growth in rate base earnings	0.05
Timing of taxes (3)	0.04
Miscellaneous	0.06

Timing of 2015 GT&S cost recovery (4)	(0.09)
Gain on disposition of SolarCity stock(5)	(0.03)
Increase in shares outstanding	(0.02)
Second Quarter 2015 EPS from Operations (1)	$ 0.91

2014 YTD EPS from Operations (1)	$ 1.24

2014 GRC cost recovery (2)	0.41
Growth in rate base earnings	0.11
Timing of taxes (3)	0.08
Nuclear refueling outage	0.05
Miscellaneous	0.11

Timing of 2015 GT&S cost recovery (4)	(0.17)
Increase in shares outstanding	(0.05)
2015 YTD EPS from Operations (1)	$ 1.78

(1)	See Exhibit A for a reconciliation of EPS from Operations to EPS on a GAAP basis.
(2)
Represents the increase in base revenues authorized by the CPUC in the 2014 GRC decision for the three and six months ended June 30, 2015, including the impact of flow-through ratemaking treatment for federal tax deductions for repairs.  In 2014, the Utility was incurring approximately $200 million of expense and $1 billion of capital costs above authorized levels until the 2014 GRC decision authorized revenues that supported this higher level of spending. The increase in revenue related to 2014 was not recognized until the quarter ended September 30, 2014, when the 2014 GRC decision was issued.

(3)	Represents the timing of taxes reportable in quarterly statements.
(4)
Represents expenses reflected in Earnings from Operations during the three and six months ended June 30, 2015 as compared to the same periods in 2014, with no corresponding increase in revenue. The Utility has requested the CPUC authorize an increase to its revenue requirements for 2015, 2016, and 2017 in its GT&S rate case. Based on the procedural schedule, it is unlikely that the Utility will be able to recognize any increase in its GT&S revenue in 2015.

(5)
Represents the comparative negative impact of a gain recognized during the three months ended June 30, 2014 as compared to the three months ended June 30, 2015 during which no comparable gain was recognized.

PG&E Corporation Earnings Per Share Guidance

2015 EPS Guidance	Low	High
Estimated EPS on an Earnings from Operations Basis	$ 2.90	$ 3.10
Estimated Items Impacting Comparability: (1)
Pipeline related expenses (2)	(0.18)	(0.12)
Legal and regulatory related expenses (3)	(0.09)	(0.03)
Fines and penalties (4)	~ (1.17)	~ (1.17)
Insurance recoveries (5)	0.05	0.05
Estimated EPS on a GAAP Basis (6)	$ 1.51	$ 1.83

(1)
Items impacting comparability represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. These items are included in calculating Consolidated Income Available for Common Shareholders in accordance with GAAP. These items are excluded when calculating "earnings from operations" which is a non-GAAP measure that provides additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation.

(2)
"Pipeline related expenses" includes costs related to the Utility's multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way and to perform remaining work associated with the PSEP. The pre-tax range of estimated costs is shown below.

2015
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Pipeline related expenses	$ (150)	$ (100)

(3)
"Legal and regulatory related expenses" includes legal and other costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.  The pre-tax range of estimated costs is shown below.

2015
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Legal and regulatory related expenses	$ (75)	$ (25)

(4)
"Fines and penalties" includes actual and future fines and penalties resulting from various enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications. Guidance of ~$900 million is consistent with the estimated 2015 components of the $1.6 billion final penalty decision the CPUC issued on April 9, 2015 in the gas transmission pipeline investigations. Charge for disallowed capital includes safety and remedy related capital costs. Guidance does not include amounts for other future fines or penalties beyond the amounts already incurred.

2015
(in millions, pre-tax)	Low EPS guidance	High EPS Guidance
Fine payable to the state	$ (100)	$ (100)
Customer bill credit	(400)	(400)
Charge for disallowed capital	~ (400)	~ (400)
Fines and penalties	~$ (900)	~$ (900)

(5)
During the quarter ended June 30, 2015 the Utility recognized insurance recoveries of $39 million for third-party liability claims and associated legal costs, bringing the cumulative total to $505 million. The Utility has been engaged in settlement negotiations with its insurers regarding recovery of its remaining claims and costs. The Utility recognizes insurance recoveries only when they are deemed probable under applicable accounting standards.

2015
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Insurance recoveries	$ 39	$ 39

(6)	The guidance provided does not include any potential environmental-related costs that the Utility could incur if the final order for remediation at Hinkley is more onerous than the Utility's proposal.

Actual financial results for 2015 may differ materially from the guidance provided.  For a discussion of the factors that may affect future results, see the Safe Harbor Statements.